Exhibit 10.17

LIQTECH

Phillip Massie Price Strandgardsvej 50

4000 Roskilde

Date: 20 March 2024

Addendum for Interim CFO

In connection with you assuming the role of Interim CFO (interim) as of April 1, 2024, there will be the following changes to your employment contract:

•	Monthly salary as interim CFO per month: 100,000 DKK
•	Your bonus will change so that you can achieve up to 3 months' bonus per year.
•

Your notice period will be extended by 2 months mutually, so the notice period will be 3 months if the employee wishes to terminate his position. And, in case the company wishes to terminate the employee, the notice will be the applicable rule at any given time according to Danish Funktionaerloven + 2 months.

The above terms apply as long as you hold the position of interim CFO. All other terms in your employment contract remain unchanged.

I look forward to a close future collaboration.

Best regards,

/s/ Fei Chen

Fei Chen

CEO

For accept:

/s/ Phillip Massie Price

Phillip Massie Price

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